Exhibit 12.1
Marsh & McLennan Companies, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
(In millions, except ratios)

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                                                 Six
                                               Months
                                                Ended                                      Years Ended December 31,
                                               June 30,         ---------------------------------------------------
                                                 2004
                                              (Unaudited)      2003         2002         2001       2000       1999
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

Earnings
--------
Income before income taxes and minority
     interest*                                  $1,316       $2,335       $2,133       $1,590     $1,955     $1,255

Interest expense                                    98          185          160          196        247        233

Portion of rents representative of
     the interest factor                            80          156          132          122        120        121

Amortization of capitalized interest                 -            -            -            -          -          1
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                                                $1,494       $2,676       $2,425       $1,908     $2,322     $1,610
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Fixed Charges
-------------
Interest expense                                $   98       $  185       $  160       $  196     $  247     $  233

Portion of rents representative of
     the interest factor                            80          156          132          122        120        121
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                                                $  178       $  341       $  292       $  318      $ 367     $  354
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Ratio of Earnings to Fixed Charges                 8.4          7.8          8.3          6.0        6.3        4.5


* Minority interest has been reclassified in 1999 to conform to the current year presentation.